Exhibit 99.1

            National Dentex Corporation Announces Filing of Form 10-K
                   and Amended Quarterly Reports for 2004 and
   Notification of Additional Nasdaq Delinquency Notice for First Quarter 2005


    WAYLAND, Mass.--(BUSINESS WIRE)--May 24, 2005--National Dentex Corporation (NASDAQ: NADXE), one of the largest owner/operators of dental laboratories in the United States, today announced that it had completed and filed with the Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K for its fiscal year ended December 31, 2004. As previously announced this filing was pending a review of the valuation and accounting for intangible assets recorded in connection with certain acquisitions. In conjunction with this review, and as also previously announced, National Dentex in addition filed amended Quarterly Reports on Form 10-Q/A for the first three fiscal quarters of 2004.
    The Company also announced that on May 18, 2005 it had received by fax a Nasdaq Staff Determination, dated May 18, 2005 (the "Letter"), indicating that Nasdaq had not received National Dentex's Form 10-Q for the period ended March 31, 2005 as required by Nasdaq Marketplace Rule 4310(c)(14) and, as previously disclosed by the Company, that the Nasdaq Listing Qualifications Panel (the "Panel") is considering the Form 10-Q filing delinquency in rendering a determination regarding the Company's continued listing on the Nasdaq National Market. The Letter also informed National Dentex that Marketplace Rule 4815(b) requires National Dentex, as promptly as possible but no later than seven (7) calendar days from the receipt of the Letter, to make a public announcement through the news media to disclose its receipt of the Letter and the Nasdaq rules upon which it is based. It also requested any further update the Company could provide the Panel for use in its deliberations. National Dentex informed the Panel, through the Nasdaq Listing Qualifications Department, that today on May 24, 2005 it had filed with the SEC amended Quarterly Reports on Form 10-Q/A for each of its first three fiscal quarters of 2004 and its Annual Report on Form 10-K for the year ended December 31, 2004. This was on schedule with the timeframe discussed with the Panel at the Company's oral hearing on May 5, 2005.
    National Dentex further announced its intention, now that the quarterly and annual reports for 2004 discussed above have been filed with the SEC, to prepare and file the Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 as soon as practical and most likely within the week.

    About National Dentex

    National Dentex Corporation serves an active customer base of over 22,000 dentists through 45 dental laboratories located in 30 states. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating and financial results include the timing, duration and effects of adverse changes in overall economic conditions; National Dentex's ability to acquire and successfully operate additional laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the Nasdaq National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission.


    CONTACT: National Dentex Corporation
             Richard F. Becker, 508-358-4422
             Vice President, Treasurer & CFO